Exhibit 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated February 22, 2000 relating to the financial statements, which appears in Triangle Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/PRICEWATERHOUSECOOPERS LLP
   Raleigh, North Carolina
   October 19, 2000